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                                                                   EXHIBIT 10.19


                         [SMARTSOURCES.COM LETTERHEAD]


August 27, 1999


PERSONAL AND CONFIDENTIAL


Mr. Sokhie Puar
c/o #100 - 2030 Marine Drive
North Vancouver, B.C.  V7P 1V7

Dear Sokhie:

Re:      Management Employment Agreement

The purpose of this letter is to make you an offer of Management Employee on the following terms and conditions:

1)       Position:         Vice President Corporate Development

2)       Salary:           $110,000 CND per annum

3)       Term:             This Management agreement is for a period of two
years, ending September 30, 2001.

4)       Stock Options:    Smartsources.com will grant 100,000 company options
at the allowable price as dictated by rules of the NASD and SEC.

5)       Termination:      In the event you wish to terminate this agreement,
you will provide the Company with reasonable notice. In the event that the Company wishes to terminate this agreement, it shall be obligated to provide you with not less than six months notice or pay in lieu thereof.

6)       Salary Review:    Smartsoures.com will review the performance and
contribution of Sokhie Puar during this period prior to a major financing. Provided a major financing is closed the annual salary will be adjusted post financing to $140,000 per annum.

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August 27, 1999
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If you are in agreement with the term and conditions set out in this letter, please sign and return a copy to us.

We look forward to continue our relationship with you at Smartsources.com.


         Sincerely,


         SMARTSOURCES.COM




/s/ MICHAEL FORSTER
Michael Forster
President, COO, Director






/s/ SOKHIE PUAR
Sokhie Puar
Vice President Corporate Development